UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 4, 2014 (March 3, 2014)

Wyndham Worldwide Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-32876 (Commission File Number)	20-0052541 (IRS Employer Identification No.)

22 Sylvan Way Parsippany, NJ (Address of Principal Executive Offices)	07054 (Zip Code)

Registrant’s telephone number, including area code (973) 753-6000

None

(Former Name or Former Address, if Changed Since Last
Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2014, Wyndham Worldwide Corporation (the “Company”) announced that Geoff Ballotti has been appointed to serve as president and CEO of the Company’s hotel franchising and management division, Wyndham Hotel Group, to succeed Eric Danziger in that position, who will be leaving the Company.  Mr. Ballotti currently serves as president and CEO of the Company’s timeshare exchange and managed vacation rental division, Wyndham Exchange & Rentals.  Mr. Danziger’s severance compensation will be consistent with his employment agreement.  The transition is anticipated to begin effective March 28, 2014.

On March 3, 2014, the Company entered into Amendment No. 4 to Employment Agreement with Mr. Ballotti.  The amendment reflects Mr. Ballotti’s new title and extends the term of Mr. Ballotti’s employment from the current termination date of March 31, 2014 to March 31, 2017.  Except as indicated herein, all other material terms of the employment agreement remain in effect.

A copy of the Company’s press release is furnished as Exhibit 99.1 and is incorporated by reference.

Item 9.01.                     Financial Statements and Exhibits.

(d) Exhibits.            The following exhibit is furnished with this report:

Exhibit No.	Description
Exhibit 99.1	Press Release of Wyndham Worldwide Corporation, dated March 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

Date: March 4, 2014	By:	/s/ Nicola Rossi
Nicola Rossi
Chief Accounting Officer

WYNDHAM WORLDWIDE CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated March 4, 2014

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of Wyndham Worldwide Corporation, dated March 3, 2014.